UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2008

SPACEHAB, Incorporated
(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12130 State Highway 3, Building 1, Webster, Texas		77598
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2008, the Compensation Committee of SPACEHAB, Incorporated approved fiscal year 2009 (which commenced July 1, 2008) cash and equity compensation adjustments and awards, including the following for named executive officers.

Named and Principal Position	Base Salary	Increase from Prior Year Salary	Stock Grant		Cash Bonus	Option Awards(3)
Thomas B. Pickens, III Chief Executive Officer, Director, and Chairman	$360,000	0	1,100,000	(1)	$350,000	100,000
James D. Royston President	$210,000	16.7%	200,000	(2)	$0	75,000
Lance W. Lord Chief Executive Officer of Astrotech Space Operations, Inc., and Director	$175,000	New Position	50,000	(2)	$0	87,500
Brian K. Harrington Senior Vice President and Chief Financial Officer	$225,000	0	150,000	(2)	$0	50,000

(1)          Represents a grant of unrestricted stock.

(2)          Restricted stock vesting 50% on January 15, 2009, 25% on January 15, 2010, and 25% on January 15, 2011.

(3)          Options vest on January 15, 2009 and terminate on July 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

Date: July 24, 2008	By:	/s/ Brian K. Harrington
Brian K. Harrington
Senior Vice President, Chief Financial Officer, Secretary and Treasurer